Exhibit 3.4

                             STATEMENT OF RESOLUTION
                          ESTABLISHING AND DESIGNATING

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                        TEXAS COMMERCIAL RESOURCES, INC.

                         Pursuant to Article 2.13 of the
                         Texas Business Corporation Act


         Texas Commercial Resources, Inc., a corporation organized and existing under the laws of the State of Texas (the "Corporation"), DOES HEREBY CERTIFY that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation and in accordance with Article 2.13 of the Texas Business Corporation Act, on August 27, 2002, the Board of Directors of the Corporation duly adopted, by all necessary action on the part of the Corporation, the following resolutions establishing and designating a series of its Preferred Stock, par value $1.00 per share, designated "Series B Convertible Preferred Stock" and fixing and determining the relative rights and preferences thereof:

                 RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock, $1.00 par value per share, of the Corporation is hereby created, and that the designation and number of shares thereof and the preferences, limitations and relative rights thereof are as follows:

         Section 1. Designation, Number of Shares and Stated Value of Series A Convertible Preferred Stock. There is hereby authorized and established a series of Preferred Stock that shall be designated as "Series B Convertible Preferred Stock" (hereinafter referred to as "Series B Preferred"), and the number of shares constituting such series shall be 100,000. Such number of shares may be increased or decreased, but not to a number less than the number of shares of Series B Preferred then issued and outstanding, by resolution adopted by the full Board of Directors. The "Stated Value" per share of the Series B Preferred shall be equal to $1.00.

         Section 2. Definitions. In addition to the definitions set forth elsewhere herein, the following terms shall have the meanings indicated:

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to close.

         "Common Stock" shall mean the common stock, $0.001 par value per share, of the Corporation.

         "Conversion Price" shall mean the conversion price per share of Common Stock into which the Series B Preferred is convertible, as such conversion price may be adjusted pursuant to Section 9 hereof. The initial Conversion Price is $0.33.


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         "Junior Securities" means (i) any class or series of stock issued by the Corporation ranking junior as to the Series B Preferred with respect to payment of distributions or upon liquidation, dissolution, or winding up of the Corporation, and (ii) the Common Stock.

         "Original Issue Date" shall mean the date on which shares of the Series B Preferred are first issued.

         "Parity Security" means any class or series of stock issued by the Corporation ranking on a parity with the Series B Preferred with respect to payment of distributions and upon liquidation, dissolution, or winding up of the Corporation, including the Series A Convertible Preferred Stock.

         "Person" means any individual, corporation, association, partnership, joint venture, limited liability company, trust, estate, or other entity or organization, other than the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation, any subsidiary of the Corporation, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan.

         Section 3. Dividends and Distributions. The Series B Preferred shall be entitled to receive dividends on an as-converted basis with shares of Common Stock when, as, and if declared by the Board of Directors out of funs legally available therefor and such dividends shall be non-cumulative.

         Section 4. Certain Covenants and Restrictions. So long as any shares of Series B Preferred are outstanding;


         (a) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the shares of Series B Preferred as provided in
Section 9 such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the conversion of all outstanding shares of Series B Preferred, and all other securities and instruments convertible into shares of Common Stock.

         (b) The Corporation represents, warrants, and agrees that all shares of Common Stock that may be issued upon exercise of the conversion rights of shares of Series B Preferred will, upon issuance, be fully-paid and nonassessable.

         (c) The Corporation shall pay all taxes and other governmental charges (other than any income or franchise taxes) that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of Series B Preferred as provided herein. The Corporation shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the shares of the Series B Preferred surrendered in connection with the conversion thereof, and in such case the Corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Corporation's satisfaction that no tax or other charge is due.

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         Section 5.      Liquidation Preference.

         (a) In the event of any liquidation, dissolution, or winding up of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise), whether voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of any Junior Securities, the holders of the shares of Series B Preferred shall be entitled to receive an amount per share equal to the Stated Value per share held by them. To the extent the available assets are insufficient to fully satisfy such amounts, then the holders of the Series B Preferred shall share ratably in such distribution in the proportion that each holder's shares bears to the total number of shares of Series B Preferred outstanding. No further payment on account of any such liquidation, dissolution or winding up of the Corporation shall be paid to the holders of the shares of Series B Preferred or the holders of any Parity Securities unless there shall be paid at the same time to the holders of the shares of Series B Preferred and the holders of any Parity Securities proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Series B Preferred and the holders of all such outstanding Parity Securities are respectively entitled with respect to such distribution.

         (b) After payment of the full amount of the liquidation preference to which the holders of shares of Series B Preferred are entitled, the holders of Common Stock shall share ratably in the distribution of the remaining available assets of the Corporation in the proportion that each holder's shares bears to the total number of shares of Common Stock of the Corporation outstanding. The holders of shares of Series B Preferred shall not be entitled to participate in any distribution pursuant to this Section 5(b) unless such shares are converted to Common Stock prior to the distribution, in which case, such holder shall not be entitled to participate in the distribution pursuant to Section 5(a).

         (c) Written notice of any liquidation, dissolution, or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than ten Business Days prior to any payment date stated therein, to the holders of record of the shares of Series B Preferred at their respective addresses as the same shall appear in the records of the Corporation.

         Section 6. Redemption at Option of Company. Commencing on the first anniversary of the Original Issue Date, at any time or from time to time, the Corporation shall have the right to redeem all or part of the shares of Series B Preferred for cash at a redemption price equal to the Stated Value per share of the shares to be redeemed. To exercise such option, the Corporation shall deliver a notice to any holder or holders of the shares of Series B Preferred to be redeemed pursuant to this Section 6 stating the number of shares of Series B Preferred to be redeemed, the redemption price, and the remaining shares of Series B Preferred outstanding and held by such holder after such redemption, if any. Upon receipt of such notice, the holder shall have ten Business Days in which to elect to convert such shares to Common Stock pursuant to Section 9. If the holder does not surrender their certificate for shares of Series B Preferred pursuant to Section 9(c) prior to 5:00 p.m. Central Standard Time on the tenth Business Day following mailing of notice pursuant to this paragraph, then such shares shall be deemed to have been redeemed and the Corporation shall promptly deliver the redemption price to the holder of the shares of the Series B Preferred being redeemed. Upon delivery of the redemption price, the holder shall promptly deliver the certificate or certificates for redeemed shares of Series B Preferred to the Corporation.

         Section 7. Reacquired Shares. Any shares of Series B Preferred repurchased, redeemed, converted or otherwise acquired by the Corporation shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued.

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         Section 8. Voting Rights. Each holder of shares of Series B Preferred shall be entitled to cast the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could be converted (assuming that, notwithstanding the limitation set forth in Section 9(a), the Series B Preferred could be converted on such date) and shall have full voting rights and powers equal to the voting rights and powers of the Common Stock on all matters submitted to the shareholders (except as otherwise expressly provided in the Article of Incorporation or as required by law, voting together with the Common Stock as a single class, and not as separate classes or series) and shall be entitled to notice of any meeting of shareholders of the Corporation in accordance with the Bylaws of the Corporation and as required by law. Fractional votes shall not, however, be permitted and any fractional voting resulting from the above formula (after aggregating all shares into which shares of Series B Preferred held by each holder could be converted) shall be rounded to the nearest higher whole number. .

         Section 9. Conversion Rights. Holders of shares of Series B Preferred shall have the right to convert all or a portion of such shares into Common Stock, as follows:

         (a) Each share of Series B Preferred shall be convertible at the option of the holder thereof into fully paid, non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of each share of Series B Preferred shall be determined by dividing the Stated Value of such share of Series B Preferred by the Conversion Price then in effect.

         (b) In case at any time the Corporation shall (i) subdivide the outstanding shares of Common Stock into a greater number of shares, or (ii) combine the outstanding shares of Common Stock into a smaller numerator of shares, then the Conversion Price in effect immediately prior thereto shall be multiplied by the fraction the number of which is the total number of issued and outstanding shares of Common Stock immediately prior to the effectiveness of such action by the Corporation and the denominator which is the total number of issued and outstanding shares of Common Stock immediately after such effectiveness. Such adjustment shall become effective immediately after the effective date of a subdivision, combination or issuance.

         (c) The conversion of any share of Series B Preferred may be effected by the holder thereof by the surrender of the certificate or certificates therefor, duly endorsed, at the principal offices of the Corporation or to such agent or agents of the Corporation as may be designated by the Board of Directors and by giving written notice to the Corporation that such holder elects to convert the same.

         (d) As promptly as practicable after the surrender of shares of Series B Preferred for conversion, the Corporation shall issue and deliver or cause to be issued and delivered to the holder of such shares certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series B Preferred have been converted in accordance with the provisions of this Section 9. Subject to the following provisions of this
Section 9, such conversion shall be deemed to have been made as of the close of business on the date on which the shares of Series B Preferred shall have been surrendered for conversion in the manner herein provided, so that the rights of the holder of the shares of Series B Preferred so surrendered shall cease at such time, and the person or persons entitled to receive the shares of Common Stock upon conversion thereof shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Corporation are closed shall be deemed to have been made, and shall be effective to terminate the rights of the holder or holders of the shares of Series B Preferred so surrendered for conversion and to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes, at the opening of business on the next succeeding day on which such transfer books are open.

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

         (e) The Corporation shall not be required to issue fractional shares of stock upon the conversion of the Series B Preferred. As to any final fraction of a share which the holder of one or more shares of Series B Preferred would otherwise be entitled to receive upon conversion, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the same fraction of the Conversion Price on the day of conversion.

         (f) In case the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, statutory share exchange, sale of all or substantially all of the Corporation's assets, or recapitalization of the Common Stock), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof) (each of the foregoing transactions being referred to as a "Fundamental Change Transaction"), then the shares of Series B Preferred remaining outstanding will thereafter no longer be subject to conversion with Common Stock pursuant to this Section 9, but instead each share shall be convertible into the kind and amount of stock and other securities and property receivable (including cash) upon the consummation of such Fundamental Change Transaction by a holder of that number of shares of Common Stock into which one share of Series B Preferred was convertible immediately prior to such Fundamental Change Transaction (including an immediate adjustment of the Conversion Price if by reason of or in connection with such consolidation, merger, or sale any securities are issued or event occurs which would, under the terms hereof, require an adjustment of the Conversion Price), assuming such holder of Series B Preferred has failed to elect to have all or a part of such holders' shares redeemed pursuant to Section 7 hereof. The provisions of this paragraph shall similarly apply to successive Fundamental Change Transactions.

         Section 10. Record Holders. The Corporation may deem and treat the record holder of any shares of Series B Preferred as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

         Section 11. Notice. Except as may otherwise be provided by law or provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in Section 9 hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notices sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: If to the Corporation, to its principal executive offices (Attention: Corporate Secretary) or to any agent of the Corporation designated as permitted hereby; or if to a holder of the Series B Preferred, to such holder at the address of such holder of the Series B Preferred as listed in the stock record books of the Corporation, or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

         Section 12. Successors and Transferees. The provisions applicable to shares of Series B Preferred shall bind and inure to the benefit of and be enforceable by the Corporation, the respective successors to the Corporation, and by any record holder of shares of Series B Preferred.

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         RESOLVED FURTHER, that the appropriate officers of the Corporation be, and they are hereby, authorized and directed from time to time to execute such certificates, instruments or other documents and do all such things as may be necessary or advisable in their discretion in order to carry out the terms hereof, including the filing with the Secretary of State for the State of Texas of a copy of the foregoing resolution executed by an officer of the Corporation.

Dated: August 30, 2002

                                        TEXAS COMMERCIAL RESOURCES, INC.


                                         By:  /s/ B. Britt  Brooks
                                         ---------------------------------------
                                            B. Britt Brooks, Vice President